EXHIBIT 23.2


                         Consent of Independent Auditors


We consent to the incorporation by reference in:

o    Form S-3  (Registration  No.  333-51963)  dated  May 6,  1998  and  related
     Prospectus
o Form S-8 (Registration No. 333-15081) dated October 30, 1996 pertaining to Imatron Inc. Stock Bonus Incentive Plan
o Form S-3 (Registration No. 333-11515) dated September 6, 1996 and related Prospectus
o Form S-8 (Registration No. 333-9989) dated August 12, 1996 pertaining to Imatron, Inc. 1994 Employee Stock Purchase Plan
o    Form S-3  (Registration  No.  333-6749)  dated  June 25,  1996 and  related
     Prospectus
o Form S-3 (Registration No. 333-3529) dated May 10, 1996 and related prospectus
o Form S-3 (Registration No. 333-647) dated February 2, 1996 and related prospectus
o Form S-3 (Registration No. 33-63123) dated October 2, 1995 and related prospectus
o Form S-8 (Registration No. 33-61179) dated July 20, 1995 pertaining to 1993 Stock Option Plan
o Form S-8 (Registration No. 33-71786) dated November 15, 1993 pertaining to 1994 Employee Stock Purchase Plan
o Form S-8 (Registration No. 33-66992) dated August 3, 1993 pertaining to 1993 Stock Option Plan
o Form S-8 (Registration No. 33-66952) dated August 3, 1993 pertaining to 1991 Non-Employee Directors' Stock Option Plan
o Form S-8 (Registration No. 33-40391) dated May 6, 1991 pertaining to Director Stock Option Grant
o Form S-8 (Registration No. 33-28662) dated May 11, 1989 pertaining to 1983 Stock Option Plan
o Form S-8 (Registration No. 33-26833) dated February 3, 1989 pertaining to 1984 Employee Stock Participation Plan of our report dated February 14, 1997, except for Note 17 as to which the date is April 10, 1998, with respect to the consolidated financial statements and schedule of Imatron, Inc. included in the Annual Report on Form 10K/A for the year ended December 31, 1996.


ERNST & YOUNG LLP

San Francisco, California
March 30, 1999